Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our reports dated November 1, 1999 on The Gabelli Equity Income Fund and The Gabelli Small Cap Growth Fund incorporated by reference in this Registration Statement (Form N-1A No.
33-41913) of Gabelli Equity Series Funds, Inc.


                                                     /s/ Ernst & Young, LLP
                                                     Ernst & Young, LLP


New York, New York
November 23, 1999